UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 16, 2023

The Duckhorn Portfolio, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40240	81-3866305
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1201 Dowdell Lane

Saint Helena, CA 94574

(Address of principal executive offices) (Zip Code)

(707) 302-2658

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, par value $0.01 per share	NAPA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

Merger Agreement

On November 16, 2023, The Duckhorn Portfolio, Inc., a Delaware corporation (the “Company”), Auguste Merger Sub, Inc., a California corporation and an indirect wholly-owned subsidiary of the Company (“Merger Sub”), Brown-Forman Corporation, a Delaware corporation (“Brown-Forman”), and Sonoma-Cutrer Vineyards, Inc., a California corporation and a wholly-owned subsidiary of Brown-Forman (“Sonoma-Cutrer”), entered into an Agreement and Plan of Merger, dated November 16, 2023 (the “Merger Agreement”), pursuant to which Merger Sub will merge with and into Sonoma-Cutrer (the “Merger”) with Sonoma-Cutrer continuing as the surviving entity after the Merger. The board of directors of the Company approved the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement.

The aggregate consideration paid in the Merger, to be issued and paid, as applicable, at the effectiveness of the Merger (the “Effective Time”) consists of 31,531,532 shares of the Company’s common stock (the “Share Consideration”) and $50,000,000 payable in cash, subject to adjustments set forth in the Merger Agreement, including for cash, working capital, indebtedness and transaction expenses. The cash consideration is expected to be funded through cash on hand and borrowings under the Company’s revolving credit facility.

Consummation of the Merger is subject to customary closing conditions, including competition clearance, and the required period having elapsed since the mailing to the Company’s stockholders of a definitive information statement with respect to approval by the Company’s stockholders of the transactions contemplated by the Merger Agreement. Following the execution of the Merger Agreement, Mallard Holdco, Inc. (“Mallard”), which holds a majority of the outstanding shares of common stock of the Company, executed and delivered to the Company an irrevocable written consent approving the transactions contemplated by the Merger Agreement (the “Written Consent”). No further approval by holders of shares of the Company’s common stock is required to adopt the Merger Agreement or approve the Merger, the issuance of the Share Consideration, or the other transactions contemplated by the Merger Agreement.

The Merger Agreement contains customary representations, warranties and covenants of the Company, Brown-Forman and Sonoma-Cutrer. From the date of the Merger Agreement until the earlier of the Effective Time or termination of the Merger Agreement in accordance with its terms, the Company and Sonoma-Cutrer are each required to conduct their respective business and operations in all material respects in the ordinary course of business consistent with past practice, subject to certain exceptions. In addition, pursuant to the terms of the Merger Agreement, Brown-Forman has agreed to a standstill provision, pursuant to which, subject to certain exceptions, until Brown-Forman beneficially owns less than 5% of the voting power of the Company’s outstanding securities, it will not acquire shares of the Company’s common stock representing more than 40% of the voting power of the Company’s aggregate outstanding securities, will not make or become a participant in any solicitation of proxies, will not form a “group,” as defined in Rule 13d-5 of the Securities and Exchange Act of 1934, as amended, with respect to the voting of any shares of the Company’s common stock and will not nominate persons for election to the Company’s board of directors other than pursuant to the Stockholders Agreement (as defined below). In addition, Brown-Forman has agreed, subject to certain exceptions, it will not sell or otherwise transfer or dispose of shares of the Company’s common stock for a period of eighteen months following the Effective Time.

The Merger Agreement also provides for termination rights for both the Company and Brown-Forman. In addition to customary termination rights, and subject to certain limitations, the Merger Agreement can be terminated by (i) either Brown-Forman or the Company if the Merger is not consummated on or before November 16, 2024 (the “Outside Date”) or (ii) Brown-Forman upon the execution of a definitive agreement for a change in control of the Company prior to the Effective Time. Upon termination of the Merger Agreement in the event of a change of control of the Company, the Company would be obligated to pay Brown-Forman a termination fee of $5,000,000.

The foregoing description of the Merger Agreement, the Merger and the other transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Merger Agreement, which is filed as Exhibit 2.1 hereto and is incorporated herein by reference.

The Merger Agreement and the description above has been disclosed to provide investors and stockholders with information regarding its terms. It is not intended to provide any other factual information about Sonoma-Cutrer, Brown-Forman or the Company. The Merger Agreement contains representations and warranties that the parties to the Merger Agreement made to, and solely for the benefit of, each other and may apply contractual standards of materiality that are different from materiality under applicable securities laws. The assertions embodied in such representations and warranties are qualified by information contained in the confidential disclosure schedules that Sonoma-Cutrer and the Company each delivered in connection with signing the Merger Agreement. Accordingly, investors and stockholders should not rely on such representations and warranties as characterizations of the actual state of facts or circumstances, since they were only made as of the date of the Merger Agreement, are modified in important part by the underlying disclosure schedules and qualified as a way of allocating the risk to one of the parties if those statements prove to be inaccurate. Moreover, information concerning the subject matter of such representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Stockholders Agreement

In connection with the Merger, the Company entered into an amended and restated stockholders agreement (the “Stockholders Agreement”), dated November 16, 2023, by and among the Company, Mallard and Brown-Forman, which amended and restated the Stockholders Agreement dated March 17, 2021, by and between the Company and Mallard (the “Prior Agreement”). Pursuant to the terms of the Stockholders Agreement, following the Effective Time, Mallard and Brown-Forman will have the right to designate three individuals and two individuals, respectively, for nomination to the Company’s board of directors. Each of Mallard’s and Brown-Forman’s nomination rights are subject to step-downs based on ownership of the Company’s common stock as described in the Stockholders Agreement. The Stockholders Agreement contains certain other restrictive covenants, including restrictions on Mallard’s ability to vote a portion of the shares of the Company’s common stock it beneficially owns in connection with any change of control transaction relating to the Company. The Stockholders Agreement is effective upon completion of the Merger and automatically terminates, with the Prior Agreement continuing in effect, in the event the Merger Agreement is terminated without the consummation of the Merger.

The foregoing description of the Stockholders Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Stockholders Agreement, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Registration Rights Agreement

In connection with the Merger, the Company entered into an amended and restated registration rights agreement (the “Amended Registration Rights Agreement”), dated November 16, 2023, by and between the Company, Mallard and Brown-Forman, which amended and restated the prior Registration Rights Agreement, dated March 17, 2021, by and between the Company and Mallard. The Amended Registration Rights Agreement grants each of Mallard and Brown-Forman customary registration rights as described therein.

The foregoing description of the Amended Registration Rights Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Amended Registration Rights Agreement, which is filed as Exhibit 10.2 hereto and is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02 with respect to shares of the Company’s common stock that will be issued to Brown-Forman at the closing of the Merger. The Company intends to rely upon the exemption from registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On November 16, 2023, following the execution of the Merger Agreement, Mallard executed the Written Consent approving the transactions contemplated by the Merger Agreement, including the issuance of the Share Consideration and the adoption of an amended and restated certificate of incorporation. No further approval of the stockholders of the Company is required to adopt the Merger Agreement or approve the other transactions contemplated thereby.

Pursuant to rules adopted by the Securities and Exchange Commission under the Exchange Act, the Company will prepare and file with the SEC, and thereafter mail to its stockholders, a Schedule 14C Information Statement.

Item 7.01	Regulation FD Disclosure.

On November 16, 2023, the Company issued a press release announcing the signing of the Merger Agreement and a corporate presentation related to the Merger. The press release and corporate presentation are attached hereto as Exhibit 99.1 and Exhibit 99.2, respectively.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of November 16, 2023, by and among the Company, Merger Sub, Brown-Forman and Sonoma-Cutrer

10.1	Amended and Restated Stockholders Agreement, dated as of November 16, 2023, by and among the Company, Mallard and Brown-Forman

10.2	Amended and Restated Registration Rights Agreement, dated as of November 16, 2023, by and among the Company, Mallard and Brown-Forman

99.1	Press Release dated November 16, 2023

99.2	Corporate Presentation dated November 16, 2023

104	Cover Page Interactive Data File (embedded within the inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 16, 2023		The Duckhorn Portfolio, Inc.

	By:	/s/ Sean Sullivan
	Name:	Sean Sullivan
	Title:	Executive Vice President, Chief Strategy and Legal Officer